Exhibit 21.1

Significant Subsidiaries of the Registrant

The significant subsidiaries of the Registrant, as defined in Section 1-02(w) of regulation S-X, are:

CACI, INC.-FEDERAL, a Delaware corporation

CACI, INC.-COMMERCIAL, a Delaware corporation

CACI Limited, a United Kingdom corporation

CACI Technologies, Inc., a Virginia corporation (also does business as “CACI Productions Group”)

CACI Dynamic Systems, Inc., a Virginia corporation

CACI Premier Technology, Inc., a Delaware corporation

CACI Systems, Inc., a Virginia corporation

CACI MTL Systems, Inc., a Delaware corporation

CACI-CMS Information Systems, Inc., a Virginia corporation

CACI Enterprise Solutions, Inc., a Delaware corporation

CACI-NSR, Inc., a Delaware corporation

CACI-ISS, Inc., a Delaware corporation

CACI Technology Insights, Inc., a Virginia corporation

eVenture Technologies, LLC, a Delaware corporation

CACI-WGI, Inc., a Delaware corporation

CACI-IQM, Inc., a Virginia corporation

CACI Secured Transformations, Inc., a Florida corporation

CACI-Athena, Inc., a Delaware corporation

Business Defense and Security Corporation, a Virginia corporation